Exhibit 10.3
BASIN ELECTRIC POWER COOPERATIVE WHOLESALE POWER CONTRACT
AGREEMENT made as of May 22, 1962, between Basin Electric Power Cooperative (hereinafter called the "Seller"), a corporation organized and existing under the laws of the State of North Dakota, and UPPER MISSOURI G. & T. ELECTRIC COOPERATIVE, INC., (hereinafter called the "Member"), a corporation organized and existing under the laws of the State of Montana.
WHEREAS, the Seller proposes to construct an electric generating plant or transmission system or both, and may purchase or otherwise obtain electric power and energy for the purpose, among others, of supplying electric power and energy to borrowers from the Rural Electrification Administration which are or may become members of the Seller; and
WHEREAS, the Seller contemplates the introduction of the power and energy of such proposed electric generating plant into the transmission system of the Bureau of Reclamation for delivery through facilities of the Bureau of Reclamation, including both transmission lines and substation equipment to its Members; and
WHEREAS, the Seller may, along with other electric cooperatives, enter into a contract with the Bureau of Reclamation to establish a "joint transmission system" including specifically described facilities, and contemplating additions to said joint transmission system under certain conditions, over which said joint transmission system Seller may deliver to Member power and energy under this contract; and
WHEREAS, the Seller has heretofore entered into or is about to enter into agreements for the sale of electric power and energy similar in form to this agreement with all of the borrowers which are members of the Seller, and may enter into similar contracts with other such borrowers who may become members; and
WHEREAS the Member desires to purchase electric power and energy from the Seller on the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the mutual undertakings here-in contained, the parties hereto agree as follows:
l.General. The Seller shall sell and deliver to the Member, and the Member shall purchase and receive from the Seller the electric power and energy which the Member shall require in addition to power and energy available to the Member from the other power sources listed below; provided, however,
a.The power and energy purchased hereunder shall be furnished in accordance with the normal load pattern of the Member's system.
b.The maximum demand of the Member supplied by the Seller in the month when the simultaneous maximum demands of the Member and all other Member Cooperatives supplied by the Seller equal in the aggregate 88% of the test capabilities of the

Seller's First Garrison generating until shall continue during the remainder of the contract term to be the amount of power and energy which the member shall be obligated to purchase and receive and the Seller shall be obligated to sell and deliver hereunder;
c.Seller's obligation to furnish and the Member's obligation to receive and pay for electric power and energy hereunder shall commence upon completion of the generation and transmission facilities necessary for service hereunder and upon the availability to the Seller of necessary transmission and related facilities, including those of the Bureau of Reclamation.
d.The Member shall have the right during the term of this Agreement to continue to obtain power and energy from the power sources and in the amounts listed below:

Bureau of Reclamation	Contract Rate of Delivery kw
Member's Generating Plant	kw
Other	-------kw
provided, however, that if the Seller at any time and from time to time is unable to sell on a firm power rate basis the entire capacity of the Seller's First Garrison generating unit, the Member shall reduce its purchases from the Bureau of Reclamation to the extent requested by the Seller and shall increase its purchases from the Seller in the amount of the requested reduction of purchases from the Bureau of Reclamation. The amount of reduction of Bureau of Reclamation power purchases which the Member shall be requested to make shall either
i.bear the same ratio to the aggregate of the reductions which all Members shall be requested to make as the contract rate of delivery of the Member under its contract with the Bureau of Reclamation bears to the aggregate of the contract rates of delivery to all Members under their contracts with the Bureau of Reclamation; or
ii.be such other amount as the Seller and the Member may agree upon in order to minimize the loss in wheeling payments from, and billing penalty payments to, the Bureau of Reclamation under all the Members' contracts with the Bureau of Reclamation.
To the extent that the reduction of power purchases from the Bureau of Reclamation by the Member pursuant to such request of the Seller results in:
i.the loss of wheeling payments which otherwise would have been made to the Member by the Bureau of Reclamation, or

ii.in the Member's becoming liable for billing penalty payments under its power contract with the Bureau of Reclamation which it would not have otherwise incurred, the amounts thereof shall be determined and the effects spread equitably among all the Members by means of a surcharge in the Rate Schedule.
e.In addition to the supply under the preceding paragraph (d), the Member shall have the right to continue to purchase power and energy under the following contract(s) during the remainder of the term thereof and shall terminate such contract(s) as soon as it may legally do so if the Seller shall, with the approval or at the direction of the Administrator of the Rural Electrification Administration (hereinafter called the “Administrator”), so request:
f.The Seller shall not be obligated to supply power and energy hereunder to the Member in excess of that amount which, together with all amounts of power and energy supplied by the Seller to all other Members of the seller shall equal 88% of the test capability of the Seller's First Garrison generation unit.
2.Electric Characteristics and Delivery Points. Electric power and energy to be furnished hereunder shall be alternating current, three phase, sixty cycle, The Seller shall deliver such electric power and energy into the transmission system of the Bureau of Reclamation, and the Member shall receive such power and energy at the point(s) of delivery on the transmission system of the Bureau or the joint transmission system contemplated to be established by a Pooling Agreement between the Seller, Bureau and others, as shall be scheduled by the Member, and such other point or points as may be agreed upon by the Seller and the Member.
3.Substation. Delivery of electric power and energy shall be through the necessary substation equipment at the point(s) of connection with the transmission system of the Bureau of Reclamation or the joint system. The Member shall own and maintain switching and protective equipment which may be reasonably necessary to enable the Member to take and use the electric power and energy hereunder. Meters and metering equipment shall be furnished, maintained and read by the Bureau of Reclamation and shall be located at the point of delivery on the low voltage side of such transforming equipment.
4.Rate. (a) The Member shall pay the Seller for all electric power and energy furnished hereunder as the rates and on the terms and conditions set forth in Rate Schedule “A", attached hereto and made a part hereof.
(b) The Board of Directors of the Seller at such intervals as it shall deem appropriate, but in any event not less frequently than once in each calendar year, shall review the rate for electric power and energy furnished hereunder and under similar agreements with other Members and, if necessary, shall revise such rate so that it shall produce revenues which shall be sufficient, but only sufficient, with the revenues of the Seller from all other sources, to meet the cost of the operation and maintenance (including, without limitation, replacements, insurance, taxes and administrative and general overhead expenses) of the generating plant, transmission system and related facilities of the Seller, the cost of any power and energy purchased for resale hereunder by the Seller, the cost of transmission service, make payments on account of principal of and interest on all indebtedness of the Seller, and to provide for the establishment and maintenance of reasonable reserves. The Seller shall cause a notice in writing to be given to the Member and other Members of the Seller and the Administrator which shall set out all the proposed revisions of the rate with the effective date thereof, which shall be not less than thirty (30) nor more than forty-five (45) days after the date of the notice, and shall set forth the basis upon which the rate is proposed to be adjusted and established. The Member agrees that the rate from time to time established by the Board of Directors of the Seller shall be deemed to be substituted for the rate herein provided and agrees to pay for electric power and energy furnished by the Seller to it hereunder after the effective date any such revisions at such revised rates; provided, however, that no such revision shall be effective unless approved in writing by the Administrator,
5.Meter Readings and Payment of Bills. Appropriate operating procedures shall be established to monthly determine the electric power and energy delivered and to be billed by Seller to the Member. Electric power and energy furnished hereunder shall be paid for at the office of the Seller in Bismarck, North Dakota, monthly within fifteen (15) days after the bill therefore is mailed to the Member. If the Member shall fail to pay any such bill within such fifteen-day period, the Seller may discontinue delivery of electric power and energy hereunder upon fifteen (15) days' written notice to the Member of its intention so to do.
6.Meter Testing and Billing Adjustment. All meters shall be tested and calibrated as provided for in the contract between the Member and the Bureau of Reclamation. The Member shall request a special test of meters delivering power or energy to it under the Member's contract with the Bureau of Reclamation, upon the request of the Seller. If any special meter test made at the Seller's re-quest shall disclose that the meters are recording accurately, the Seller shall reimburse the Member for the cost of such test. Meters registering not more than two per cent (2%) above or below normal shall be deemed to be accurate. The readings of any meter which shall have been disclosed by test to be inaccurate shall be corrected for the ninety (90) days previous to such test in accordance with the percentage of inaccuracy found by such test. If any meter shall fail to register for any period, the Member and the Seller shall agree to the amount of energy furnished during such period and the Seller shall render a bill therefore.
7.Notice of Meter Reading or Test. The Member shall notify the Seller in advance of the time of any meter reading or test so that the Seller's representative may be present at such meter reading or test.
8.Right of Access. Duly authorized representatives of either party hereto shall be permitted to enter the premises of the other party hereto at all reasonable times in order to carry out the provisions hereof.
9.Continuity of Service. The Seller shall use reasonable diligence to provide a constant and uninterrupted supply of electric power and energy hereunder. If the supply of electric power and energy shall fail or be interrupted or become defective through act of God or of the public enemy, or because of accident, failure in the joint transmission system, labor troubles, or any other cause beyond the control of the Seller, the Seller shall not be liable therefor or for damages caused thereby.

10.Term. This Agreement shall become effective only upon approval in writing by the Administrator and shall remain in effect until January 1, 2002, and thereafter until terminated by either party's giving to the other not less than six months' written notice of its intention to terminate. Subject to the provisions of Article I hereof, service hereunder and the obligation of the Member to pay therefore shall commence upon completion of the facilities necessary to provide service.
EXECUTED THE day and year first above mentioned.

Basin Electric Power Cooperative, Seller
By:	/s/ Arthur Jones
Name:	Arthur Jones
Title:	President

ATTEST
By:	/s/ Dennis Lindberg
Name:	Dennis Lindberg
Title:	Secretary

Upper Missouri G.&T. Electric Cooperative, Inc., Member
By:	/s/ Henry T. Swenson
Name:	Henry T. Swenson
Title:	President

ATTEST
By:	/s/ C.R. Thiessen
Name:	C.R. Thiessen
Title:	Secretary

To be attached to Electric Service
Contract between BASIN ELECTRIC POWER
COOPERATIVE and its MEMBERS.
RATE SCHEDULE “A”
•
IT IS UNDERSTOOD that the rates, terms and conditions of this Rate Schedule “A” will be determined prior to commencement of service in accordance with Article 4(b) of the Agreement to which this Rate Schedule "A" is attached.

AMENDMENT TO
WHOLESALE POWER CONTRACT
by and between
BASIN ELECTRIC POWER COOPERATIVE
and
UPPPER MISSOURI G&T ELECTRIC COOPERATIVE, INC •
AGREEMENT made as of January 11,1968, between Basin Electric Power Cooperative (hereinafter called the "Seller") a corporation organized and existing under the laws of the State of North Dakota, and Upper Missouri G&T Electric Cooperative, Inc., (hereinafter called the "Member"), a corporation organized and existing under the laws of the State of Montana.
WHEREAS, the Seller has constructed an electric generating plant and transmission system and may construct additional generating capacity or purchase or otherwise obtain electric power and energy for the purpose, among others, of supplying electric power and energy to borrowers from the Rural Electrification Administration which are or may become members of the Seller; and
WHEREAS, the Seller has contracted for the introduction of the power and energy produced by such electric generating plant into the transmission system of the Bureau of Reclamation for delivery to its members through facilities of the Bureau of Reclamation, including both transmission lines and substation equipment; and
WHEREAS, the Seller, along with other electric cooperatives, has entered into a contract with the Bureau of Reclamation to establish a "Joint Transmission System" including specifically described facilities and contemplated additions to said joint transmission system under certain conditions, over which said joint transmission system Seller may deliver to Member electric service under this contract; and
WHEREAS, the Seller has heretofore entered into or is about to enter into agreements for the sale of electric service similar in form to this agreement with REA borrowers which are Class "A" members of the Seller, and may enter into similar contracts with other such borrowers which may be or become Class "A" members; and
WHEREAS, the Seller may construct delivery facilities to make delivery of power and energy to its Members in addition to delivery facilities of the Joint Transmission System; and
WHEREAS the member has heretofore entered into a wholesale power contract with Seller (hereinafter referred to as the "Power Contract") dated May 22,1962, and the parties hereto desire to amend said Power Contract on the terms and conditions herein set forth:
NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereto agree as follows:
1.Paragraph l of the Power Contract is hereby amended to read as follows:
“l. General. The Seller shall sell and deliver to the Member and the Member shall purchase and receive from the Seller the electric power and energy which the Member shall require in addition to power and energy available to the Member from the other power sources listed below, to the extent that the Seller shall have such power and energy and facilities available, but not to exceed 52,708KW; provided, however,** ** **”
2.Paragraph 1(b) of the Power Contract is hereby deleted.
3.Paragraph 1(f) of the Power Contract is hereby deleted.

4.Paragraph 10 of the Power Contract is hereby amended by deleting the date "January 1, 2002" in line 2 thereof, and substituting therefore the date January 1, 2010".
5.This Amendment to the Power Contract shall become effective when approved in writing by the Administrator of the Rural Electrification Administration.
EXECUTED the day and year first above mentioned.

Basin Electric Power Cooperative
By:	/s/ Arthur Jones
Name:	Arthur Jones
Title:	President

ATTEST
By:	/s/ Dennis Lindberg
Name:	Dennis Lindberg
Title:	Secretary

Upper Missouri G&T Electric Cooperative, Inc.
By:	/s/ Pat Plummer
Name:	Pat Plummer
Title:	President

ATTEST
By:	/s/ C.R. Thiessen
Name:	C.R. Thiessen
Title:	Secretary

For information purposes, we show the amended and deleted sections as follows:
1. General. The Seller shall sell and deliver to the Member and the Member shall purchase and receive from the Seller the electric power and energy which the Member shall require in addition to power and energy available to the Member from the other power sources listed below; provided, however,
l. (b) The maximum demand of the member supplied by the Seller in the month when the simultaneous maximum demands of the Member and all other Member cooperatives supplied by the Seller equal in the aggregate 88% of the test capabilities of the Seller's generating unit shall continue during the remainder of the contract term to be the amount of power and energy which the Member shall be obligated to sell and deliver hereunder;
l. (f) The Seller shall not be obligated to supply power and energy hereunder to the Member in excess of that amount which, together with all amounts of power and energy supplied by the Seller to all other Members of the Seller, shall equal 88% of the test capability of the Seller's generating unit.
10. Term, This Agreement shall become effective only upon approval in writing by the Administrator and shall remain in effect until January 1, 2002, and thereafter until terminated by either party's giving to the other not less than six months' written notice of its intention to terminate. Subject to the provisions of Article I hereof, service hereunder and the obligation of the Member to pay therefor shall commence upon completion of the facilities necessary to provide service.

AMENDMENT TO
WHOLESALE POWER CONTRACT
by and between
BASIN ELECTRIC POWER COOPERATIVE
and
UPPER MISSOURI G&T ELECTRIC COOPERATIVE, INC.
Agreement made as of November 3, 1976, between Basin Electric Power Cooperative (hereinafter called the "Seller"), a corporation organized and existing under the laws of the State of North Dakota, and Upper Missouri G&T Electric Cooperative, Inc.
(hereinafter called the "Member", a corporation organized and existing under the laws of the State of MONTANA :
WHEREAS, the Seller has constructed an electric generating plant and transmission system and may construct additional generating capacity or purchase or otherwise obtain electric power and energy for the purpose, among others, of supplying electric power and energy to borrowers from the Rural Electrification Administration which are or may become members of the Seller; and

WHEREAS, the Seller has contracted for the introduction of the power and energy produced by such electric generating plant into the transmission system of the Bureau of Reclamation for delivery through facilities of the Bureau of Reclamation, including both transmission lines and substation equipment to its Members; and
WHEREAS, the Seller, along with other electric cooperatives, has entered into a contract with the Bureau of Reclamation to establish a "Joint Transmission System" including specifically described facilities and contemplating additions to said joint transmission system under certain conditions, over which said joint transmission system Seller may deliver to Member electric service under this contract; and
WHEREAS, the Seller has heretofore entered into or is about to enter into agreements for the sale of electric service similar in form to this agreement with REA borrowers which are Class "A" members of the Seller, and may enter into similar contracts with other such borrowers which may be or become Class "A” members; and
WHEREAS, the Seller may construct delivery facilities to make delivery of power and energy to its Members in addition to delivery facilities of the Joint Transmission System; and
WHEREAS, the Member has heretofore entered into a wholesale power contract with Seller (hereinafter referred to as the "Power Contract") dated May 22, 1962, and the parties hereto desire to amend said Power Contract on the terms and conditions herein set forth:
NOW, THEREFORE, in consideration of mutual undertakings herein contained, the parties hereto agree as follows:
1. Paragraph 1 of the Power Contract is hereby amended to read as follows:
“1. General. The Seller shall sell and deliver to the Member and the Member shall purchase and receive from the Seller the electric power and energy which the Member shall require in addition to power and energy available to the Member from the other power sources listed below, to the extent that the Seller shall have such power and energy and facilities available; provided, however, ** ** ** **”
2. The Member shall have the right during the term of this Agreement to continue to obtain power and energy from the power sources and in the amounts listed below:

Bureau of Reclamation:	55,913 KW
Member's Generating Plant:	1,260 KW
Other: Any future firm power allocation by the Bureau of Reclamation to the consumers of the member and generation by member consumers present power sources.
3.Paragraph 10 of the Power Contract as amended is hereby amended by deleting the date "January 1, 2010" in line 2 thereof, and substituting therefor the date "January 1, 2020".
4.This Amendment to the Power Contract shall become effective when approved in writing by the Administrator of the Rural Electrification Administration.

EXECUTED THE day and year first above mentioned.

Basin Electric Power Cooperative, Seller
By:	/s/ Art Jones
Name:	Art Jones
Title:	President

ATTEST
By:	/s/ Dennis Lindberg
Name:	Dennis Lindberg
Title:	Secretary

Upper Missouri G&T Electric Cooperative, Inc., Member
By:	/s/ George Rait
Name:	George Rait
Title:	President

ATTEST
By:	/s/ C.R. Thiessen
Name:	C.R. Thiessen
Title:	Secretary

AMENDMENT TO
WHOLESALE POWER CONTRACT
BY AND BETWEEN
BASIN ELECTRIC POWER COOPERATIVE
AND
UPPER MISSOURI G&T ELECTRIC COOPERATIVE
This Amendment to Wholesale Power Contract is made as of this 15th day of September, 1994, by and between Basin Electric Power Cooperative, 1717 East Interstate Avenue, Bismarck, North Dakota 58501 (Basin Electric), a North Dakota electric cooperative corporation, and Upper Missouri G&T Electric Cooperative, a Montana cooperative whose principal place of business is located in or near Sidney, Montana (hereinafter Member).
W I T N E S S E T H
WHEREAS, Basin Electric and Member have heretofore entered into a certain Wholesale Power Contract dated as of May 22, 1962, as amended (Wholesale Contract); and
WHEREAS, Basin Electric is seeking certain additional loans or loan guarantees (Loans) from the United States acting through the Administrator (Administrator) of the Rural Electrification Administration or its successor agency (REA); and

WHEREAS, as a condition to such Loans, the Administrator has required that the Wholesale Contract and other similar contracts between Basin Electric and other members be amended; and
NOW THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereby agree as follows:
I. The recitals contained in the Wholesale Contract are deleted and the following recitals are inserted in lieu thereof:
WHEREAS, Seller presently owns and operates electric generating plants, a transmission system and associated facilities, and has entered into contracts with others to provide for transmission facilities or service or otherwise obtain electric capacity and energy for the purpose, among others, of supplying electric capacity and energy to borrowers from the Rural Electrification Administration (REA) which are or may become members of Seller; and
WHEREAS, Seller has financed and may, in the future, finance new facilities in whole or in part through loans made or guaranteed by the United States of America (hereinafter called the Government), acting through the Administrator; and
WHEREAS, the indebtedness created by such loans and loan guarantees made by the Government is evidenced, and, with respect to future indebtedness, shall be evidenced by certain notes (hereinafter collectively called the Notes), secured by that Consolidated Mortgage and Security Agreement made by and among Basin Electric Power Cooperative, Mortgagor, and the United States of America, St. Paul Bank for Cooperatives, The First National Bank of Chicago, as Trustee, Fund Asset Management, Inc., and Morgan Guaranty Trust Company of New York, as Agent, Mortgagees, dated as of November 1, 1984. (Said Consolidated Mortgage and Security Agreement as it may have heretofore been, or hereafter be, amended, supplemented and/or restated from time to time being hereinafter called the Mortgage); and
WHEREAS, this Agreement and payments due to Seller under this Agreement will be pledged and assigned to secure the Notes, as provided in the Mortgage or other notes pursuant to other financial arrangements; and
WHEREAS, Member acknowledges that Seller and the Government are relying on this commitment from Member, and similar commitments from all other members having similar contracts, to purchase capacity and energy for its present and future load requirements hereunder to provide for (a) the financing of Seller's facilities, (b) the development of an organization to serve Member and (c) for a long-term planning and power supply acquisition program; and
WHEREAS, the Government is relying on this Agreement and similar contracts between Seller and other borrowers from the Rural Electrification Administration to assure that the Notes are repaid and the purposes of the Rural Electrification Act of 1936, as amended, are carried out and Seller and Member by executing this Agreement, acknow1edge that reliance;
II. The provision of the Wholesale Contract entitled Rate (Section 4 of the Wholesale Contract) is deleted and the following paragraphs are inserted in lieu thereof:

RATE. Member shall pay Seller for all electric power and energy furnished hereunder at the rates and on the terms and conditions set forth in Rate Schedule "A", attached hereto and made a part hereof, as the same may be modified from time to time by Seller.
The Board of Directors of Seller at such intervals as it shall deem appropriate, but in any event not less frequently than once in each calendar year, shall review the rate for electric capacity and energy furnished hereunder and under similar contracts with other members, and, if necessary, shall revise such rate so that it shall produce revenues which shall be sufficient, but only sufficient, with the revenues of Seller from all other sources, to meet the cost of the operation and maintenance (including, without limitation, replacement, insurance, taxes and administrative and general overhead expenses) of the generating plants, the transmission system and related facilities of Seller, the cost of any capacity and energy purchased for resale hereunder by Seller, the cost of transmission service, the cost of lease payments; interest expense and depreciation expense of Seller, and to provide for the establishment and maintenance of reasonable reserves. Seller shall cause a notice in writing to be given to Member and other members of Seller and the Administrator which shall set out all of the proposed revisions of rate with the effective date hereof, which shall not be less than thirty (30) nor more than forty-five (45) days after the date of the notice, and shall set forth the basis upon which the rate is proposed to be adjusted and established. The Member agrees that the rate from time to time established by the Board of Directors of Seller shall be deemed to be substituted for the rate herein provided and agrees to pay for electric capacity and energy furnished by Seller to it hereunder after the effective date of any such revision at such revised rates; provided, however, that no such revision shall be effective unless approved in writing by the Administrator.
III. The following additional sections are inserted in the Wholesale Contract:
TRANSFER BY THE MEMBER. The Member agrees that during the term of this Agreement, so long as any of the Notes are outstanding, the Member will not, without the approval in writing of Seller and the Administrator, take or suffer to be taken any steps for reorganization or to consolidate with or merge into any organization, or to sell, lease or transfer (or make any agreement therefor) all or a substantial portion of its assets, whether now owned or hereafter acquired. Notwithstanding the foregoing, Member may take or suffer to be taken any steps for reorganization or to consolidate or merge into any corporation or to sell, lease or transfer (or make any agreement therefor) all or a substantial portion of its assets, whether now owned or hereafter acquired, so long as Member shall pay such portion of the outstanding indebtedness on the Notes, as well as other obligations and commitments of Seller at the time existing, as shall be determined by Seller with the prior written consent of the Administrator and shall otherwise comply with such reasonable terms and conditions as the Administrator and Seller shall require.
SPECIFIC PERFORMANCE. Seller and Member agree that the failure or threatened failure of Member to comply with the terms of the immediately preceding paragraph entitled Transfer by Member will cause irreparable injury to Seller and to the Government which cannot properly or adequately be compensated by the mere payment of money. Member agrees, therefore, that in the event of a breach or threatened breach by Member of the paragraph entitled Transfer by the Member, of this Agreement, that Seller, in addition to any other remedies that may be available to it judicially, shall have the right to obtain from any competent court a decree enjoining such breach or threatened breach of said paragraph and providing for the terms of said paragraph to be specifically enforced.

IV.The provision entitled “term” in the Wholesale Contract, as amended, is hereby amended by deleting the date appearing therein and substituting the date “December 31, 2039”.
V.Except as amended hereby, the provision of the Wholesale Contract shall remain in full force and effect; provided, however, that to the extent any of the amending provisions hereof shall conflict with any other provision of the Wholesale Contract, this Amendment shall supersede such provision.
Executed as of the day and year first above written.

Basin Electric Power Cooperative
(SEAL)	By:	/s/ Bill Wagner
	Name:	Bill Wagner
	Title:	President

ATTEST
By:	/s/ William Keller
Name:	William Keller

(SEAL)
Upper Missouri G&T Electric Cooperative
	By:	/s/ David Edwards
	Name:	David Edwards
	Title:	President

ATTEST
By:	/s/ [illegible signature]
Name:	[illegible signature]

SUPPLEMENTAL AGREEMENT
THIS AGREEMENT, made this 16th day of September, 1994, by and between Basin Electric Power Cooperative, 1717 East Interstate Avenue, Bismarck, North Dakota 58501 (hereinafter called Basin Electric), an electric cooperative corporation organized and existing under the laws of the State of North Dakota, and Upper Missouri G&T Electric Cooperative, organized and existing under the laws of the State of Montana, with its principal office at 217 South Central Avenue, Sidney, Montana 59270 (hereinafter called Member), and the United States of America (hereinafter called the Government), acting through the Administrator of the Rural Electrification Administration (hereinafter called the Administrator).
W I T N E S S E T H
WHEREAS Basin Electric and Member have entered into a contract for the purchase and sale of electric power and energy, which contract is attached hereto and is hereinafter called the Power Contract; and
WHEREAS, the execution of the Power Contract between Member and Basin Electric is subject to the approval of the Administrator under the terms of the loan contracts entered into with the Administrator by Basin Electric and Member, respectively; and
WHEREAS, the Government is relying on said Power Contract and similar contracts between Basin Electric and other borrowers from the Rural Electrification Administration to assure that the “Notes” referred to in the Power Contract are repaid and the purposes of the Rural Electrification Act of 1936, as amended, are carried out and Basin Electric and Member by executing this Supplemental Agreement, acknowledge that reliance;
NOW, THEREFORE, in consideration of the mutual undertakings herein contained, and the approval of the Administrator of the Power Contract, the parties hereto agree as follows:
Basin Electric, Member and the Administrator agree that if Member shall fail to comply with any provisions of the Power Contract, Basin Electric, or the Administrator, if the Administrator so elects, shall have the right to enforce the obligations of Member under the provisions of the Power Contract by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance. Such rights of the Administrator to enforce the provisions of the Power Contract are in addition to and shall not limit the rights which the Administrator shall otherwise have as third-party beneficiary of the Power Contract or pursuant to the assignment and pledge of such Power Contract and the payments required to be made thereunder as provided in the “Mortgage” referred to in the Power Contract. The Government shall not, under any circumstances, assume or be bound by the obligations of Basin Electric under the Power Contract except to the extent the Government shall agree in writing to accept and be bound by such obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above mentioned.

Basin Electric Power Cooperative
(SEAL)	By:	/s/ Bill Wagner
	Name:	Bill Wagner
	Title:	President
	Date:	September 16, 1994

ATTEST
By:	/s/ William Keller
Name:	William Keller
Title:	Secretary

(SEAL)	Upper Missouri G&T Electric Cooperative
	By:	/s/ David Edwards
	Name:	David Edwards
	Title:	President
	Date:	September 1, 1994

ATTEST
By:	/s/ [illegible signature]
Name:	[illegible signature]
Title:	Secretary

United States of America
By:	/s/ Thomas Eddy
Name:	Thomas Eddy
Title:	Administrator of the Rural Electrification Administration

AMENDMENT TO WHOLESALE POWER CONTRACT
BY AND BETWEEN
BASIN ELECTRIC POWER COOPERATIVE AND
UPPER MISSOURI GENERATION AND TRANSMISSION ELECTRIC COOPERATIVE
This Amendment to Wholesale Power Contract is made as of this 12th day of October 2005, by and between Basin Electric Power Cooperative, 1717 East Interstate Avenue, Bismarck, North Dakota 58501 (Seller), a North Dakota electric cooperative corporation, and Upper Missouri Generation And Transmission Electric Cooperative (Member), a Montana electric cooperative corporation.
WITNESSETH:
WHEREAS, Member and Member entered into a certain Wholesale Power Contract dated as of May 22, 1962, as amended (Wholesale Contract); and
WHEREAS Seller and Member are entering into this Amendment to extend the term of their Wholesale Contract.
NOW THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereby agree as follows:
I.Section 10 of the Wholesale Contract as amended by the Amendment to Wholesale Power Contract dated September 15, 1994, Section IV is hereby amended by deleting the date "December 31, 2039", and substituting the date "December 31, 2050".
II.This agreement is subject to the approval of the Administrator of the Rural Utilities Services.

Executed as of the day and year first above written.

Basin Electric Power Cooperative
(SEAL)	By:	/s/ Wayne L. Child
	Name:	Wayne L. Child
	Title:	President

ATTEST:
By:	/s/ Kermit Pearson
Name:	Kermit Pearson
Title:	Secretary

(SEAL)

ATTEST:
By:	/s/ David Sigloh
Name:	David Sigloh
Title:	Secretary

Upper Missouri G&T Electric Cooperative
By:	/s/ Earl Pelton
Name:	Earl Pelton
Title:	President

AMENDMENT TO
THE WHOLESALE POWER CONTRACT
BY AND BETWEEN
BASIN ELECTRIC POWER COOPERATIVE
AND
UPPER MISSOURI POWER COOPERATIVE
This Amendment to Wholesale Power Contract is made as of this 19 day of August 2015, by and between Basin Electric Power Cooperative, 1717 East Interstate Avenue, Bismarck, North Dakota 58501 (Seller), a North Dakota electric cooperative corporation, and Upper Missouri Power Cooperative, (Member), a Montana cooperative whose principal place of business is located at 111 2nd Ave SW, Sidney, MT 59270.
WITNESSETH:
WHEREAS, Seller and Member entered into a certain Wholesale Power Contract dated May 22, 1962, as amended and
WHEREAS, Seller is joining a Regional Transmission Organization (RTO) named the Southwest Power Pool (SPP) on October 1, 2015; and
WHEREAS, Seller intends to modify its transmission service obligations to pay all Federal Energy Regulatory Commission (FERC) pro forma wheeling assessments related to the Sellers power supply obligations; and
WHEREAS, Seller and Member are entering into this Amendment to modify and define Sellers Points of Delivery to Member; and
WHEREAS Seller is planning for the eventual retirement of its existing generation sources and replacement with new sources that will require substantial financing; and
WHEREAS, Member acknowledges that Seller and potential lenders are relying on the Wholesale Power Contract with Member, and similar commitments from other members to purchase capacity and energy for their present and future load requirement as security for the financing of Sellers facilities; and
WHEREAS, Seller and Member are entering into this Amendment to extend the term of their Wholesale Power Contract:
NOW THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereby agree as follows:

I.          Section 2 of the Wholesale Power Contract shall be amended as follows:
Delivery Points. The Seller shall deliver and the Member shall receive such power and energy from Seller at any of the following points of interconnection with the Member transmission system (Delivery Points):
a)With the Southwest Power Pool (SPP)
b)With the Midcontinent Independent System Operator - Montana Dakota Utilities
c)Sellers generation within the Members system
Member shall provide necessary time registration metering for each Delivery Point used to determine Sellers power supply obligation to the Member. The Seller and the Member shall establish appropriate criteria to calibrate, read, and maintain this metering equipment.
II.          Section 4 of the Wholesale Power Contract shall be amended as follows:
Rate. Member shall pay Seller for all electric power and energy furnished hereunder at the rates and on the terms and conditions set forth in Rate Schedule "A", attached hereto and made a part hereof, as the same may be modified from time to time by Seller. The Board of Directors of Seller, at such intervals as it shall deem appropriate but in any event not less frequently than once in each calendar year, shall review the rate for electric power and energy furnished hereunder and under similar contract with other members and, if necessary, shall revise such rate so that it shall produce revenues which shall be sufficient, but only sufficient, with the revenues of Seller from all other sources, to meet the cost of the operation and maintenance (including, without limitation, replacement, insurance, taxes and administrative and general overhead expenses) of the generating plants, the transmission system and related facilities of Seller, the cost of any power and energy purchased for resale hereunder by Seller, the cost of transmission service, the cost of lease payments, interest expense and depreciation expense or principal repayments of Seller, and to provide for the establishment and maintenance of reasonable reserves. Seller shall cause a notice in writing to be given to Member and other members of Seller and so long as Seller is contractually obligated to do so, to the Administrator of the Rural Utilities Service which shall set out the proposed revisions of rate with the effective date thereof, which shall not be less than thirty (30) nor more than forty-five (45) days after the date of the notice, and shall set forth the basis upon which the rate is proposed to be adjusted and established. The Member agrees that the rate from time to time established by the Board of Directors of Seller shall be deemed to be substituted for the rate herein provided and agrees to pay for electric capacity and energy furnished by Seller to it hereunder after the effective date of any such revision at such revised rates; provided, however, that for so long as Seller is contractually required to receive such approval, no such revision shall be effective unless approved by the Administrator of the Rural Utilities Service.

III. Section 10 of the Wholesale Power Contract shall be amended to read as follows:
10.    Term
This Agreement shall remain in effect until December 31, 2075. If either Party desires to terminate the Agreement on December 31, 2075, it shall provide written notice of intent to terminate by December 31, 2070. If notice of termination is not received by either party prior to December 31, 2070, this Agreement shall remain in effect unless terminated by either party giving to the other not less the five (5) years prior written notice of its intention to terminate.
IV.Effective Date: The terms of this Amendment shall become effective October 1, 2015.
V.This Amendment is subject to the approval of the Administrator of the Rural Utilities Services.

(SEAL)	Basin Electric Power Cooperative
	By:	/s/ Paul Sukut
	Name:	Paul Sukut
	Title:	CEO & General Manager

ATTEST
By:	/s/ Mark D. Foss
Name:	Mark D. Foss
Title:	Assistant Secretary
(SEAL)

Upper Missouri Power Cooperative
(SEAL)	By:	/s/ Travis Thompson
	Name:	Travis Thompson
	Title:	President

ATTEST
By:	/s/ Ray Clouse
Name:	Ray Clouse
Title:	Secretary

AMENDMENT TO
WHOLESALE POWER CONTRACT
BY AND BETWEEN
BASIN ELECTRIC POWER COOPERATIVE
AND
UPPER MISSOURI POWER COOPERATIVE
This Amendment to Wholesale Power Contract is made effective as of this 16th day of December 2015, by and between Basin Electric Power Cooperative, 1717 East Interstate Avenue, Bismarck, North Dakota 58503 (Seller), a North Dakota electric power cooperative, and Upper Missouri G. & T. Electric Cooperative, Inc., d/b/a Upper Missouri Power Cooperative, (Member), a Montana cooperative whose principal place of business is located at 111 2nd Ave. SW, Sidney, MT 59270.
WITNESSETH:
WHEREAS, Seller and Member entered into a certain Wholesale Power Contract (WPC) dated May 22, 1962, as amended; and
WHEREAS, the Member intends to begin to supply the electric power needs of Mid-Yellowstone Electric Cooperative, Inc. (Mid-Yellowstone), 203 Elliott Avenue, Hysham, MT 59038; and
WHEREAS, the Seller and Member wish to update and revise the Seller's Delivery Points to the Member.
NOW THEREFORE, in consideration of the mutual undertakings herein contained, the Seller and Member agree as follows:
1. General. Commencing on October 1, 2017, the Seller shall sell and deliver to the Member and the Member shall purchase and receive from the Seller all the electric power and energy needs that the Member shall require to serve Mid-Yellowstone in addition to the power and energy available to the Member from other power sources as provided below, to the extent the Seller has the power available.
The Member (or Mid-Yellowstone) shall have the right during the term of this Agreement to continue to obtain power and energy from the power sources listed below:
i) Western Area Power Administration.
2. Electric Characteristics. Electric power and energy to be furnished hereunder shall be alternating current, three-phase, sixty (60) hertz.
3. Rate. The Member shall pay the Seller for all electric power and energy furnished hereunder at the Class A Member rate, as the same may be modified from time to time, in the Seller's Class A Member Rate Schedule. The monthly billed demand delivery by Seller to the Member for Mid-Yellowstone shall be the Mid-Yellowstone demand contribution at the time of the Member's monthly coincident peak including Mid-Yellowstone reduced by the monthly Western Area Power Administration Contract Rate of Delivery for Mid-Yellowstone.

4. Wholesale Power Contract. The preceding terms and conditions apply only for energy provided to the Member for sale to Mid-Yellowstone. To the extent any provisions herein are in conflict with the applicable language of the WPC, as amended, the provision herein governs. Except as amended hereby, the provisions of the WPC remain unchanged and in full force and effect.
5. Delivery Points. The Seller shall deliver and the Member shall receive such power and energy from Seller at any of the following points of interconnection with the Member transmission system (Delivery Points):
a)with Northwestern Energy Montana
b)with Southwest Power Pool
c)the Seller's generation within the Member's system
The Member shall provide necessary time registration metering for each Delivery Point used to determine Seller's power supply obligation to the Member. The Seller and the Member shall establish appropriate criteria to calibrate, read, and maintain this metering equipment.
6. RUS Approval. This Amendment is subject to approval of the Administrator of the Rural Utilities Service.
Executed the day and year first written above.
(SEAL)

ATTEST
By:	/s/ Mark D. Foss
Name:	Mark D. Foss
Title:	Assistant Secretary

Basin Electric Power Cooperative
By:	/s/ Paul Sukut
Name:	Paul Sukut
Title:	CEO & General Manager

(SEAL)	Upper Missouri Power Cooperative
	By:	/s/ Travis Thompson
	Name:	Travis Thompson
	Title:	President

ATTEST
By:	/s/ Ray Clouse
Name:	Ray Clouse
Title:	Secretary

AMENDMENT TO
WHOLESALE POWER CONTRACT
by and between
Basin Electric Power Cooperative and
Upper Missouri G. & T. Electric Cooperative, Inc.
THIS AMENDMENT TO WHOLESALE POWER CONTRACT (Amendment), has been entered into and is made effective this March 24 , 2022 (Effective Date) by and between Upper Missouri G. & T. Electric Cooperative, Inc. d/b/a Upper Missouri Power Cooperative (Upper Missouri) and Basin Electric Power Cooperative (Basin Electric). Upper Missouri and Basin Electric are sometimes herein referred to individually as a "Party" or collectively as the "Parties".
RECITALS
WHEREAS, Upper Missouri is a Class A Member of Basin Electric that purchases and receives electric power and energy from Basin Electric under a Basin Electric Power Cooperative Wholesale Power Contract between Basin Electric and Upper Missouri dated May 22, 1962, as amended (WPC).
WHEREAS, under the WPC, Upper Missouri pays Basin Electric for electric power and energy furnished thereunder at the rates, terms, and conditions set forth in Basin Electric's Rate Schedule A (Rate Schedule A).
WHEREAS, on October 4, 2021 Upper Missouri submitted a Load Incentive Rate Application to Basin Electric, pursuant to the terms of the Load Incentive Rate under Rate Schedule A.
WHEREAS, Basin Electric has determined that it is necessary to terminate, and intends to terminate, the Load Incentive Rate under Rate Schedule A. Once terminated, the Load Incentive Rate will not be available under Rate Schedule A.
WHEREAS, for the purpose of acknowledging Upper Missouri's October 4, 2021 Load Incentive Rate Application, Basin Electric and Upper Missouri have agreed to a load incentive rate, and wish to amend the WPC to implement the agreed upon load incentive rate, on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises, the Parties do hereby covenant and agree as follows:
1.    Amendment. A new Section 11 shall be added to the WPC to read, in its entirety as follows:
11.    Incentive Load. Notwithstanding anything herein to the contrary:
i)Definitions. For purposes of this Section 11, the following words and terms shall have the meaning given them below:

'Base Demand Rate' means the applicable Base Demand rate set forth in Rate Schedule A.
'Base Energy Rate' means the applicable Base Energy rate set forth in Rate Schedule A, unless such rate is adjusted under clause (iii) of this Section 11.
'Incentive Load' means the ultimate retail load at a large multi-building data center and office complex near Williston, ND that holds one or more long-term power supply agreements with one of Upper Missouri's distribution cooperative members (UMPC Member) that is served under the Wholesale Power Contract between the UMPC Member and Upper Missouri, and which is further defined in clause (ii).
'Load Incentive Rate' means the rates and terms that apply to the Incentive Load as described in clause (iii).
'Power Cost Adjustment' means a charge, determined daily by Basin Electric, which will apply if the average daily on-peak market price is above $55/MWh. The Power Cost Adjustment is determined by subtracting $55/MWh from the average daily on-peak market price for each day that such price exceeds $55/MWh. The Power Cost Adjustment is assessed based on daily energy deliveries under this Section 11. The average daily on-peak market price will be determined by averaging the 16 on peak hours (HE0700-HE2200 Central Prevailing Time) of the Day Ahead Locational Marginal Price (DA LMP) for the Southwest Power Pool Settlement Location of WAUE_BEPM.
ii)Incentive Load. The Incentive Load will be: (A) 250 MW for the period July 1, 2022 through December 31, 2023; (B) 125 MW for the period January 1, 2024 through December 31, 2026; and (C) 0 MW for the period from and after January 1, 2027.
iii)Load Incentive Rate. The following rates and terms apply to the Incentive Load:

	Accepted Load under Load Incentive Rate	Demand Billing	Energy Billing
July 1, 2022 through December 31, 2023	250 MW	$11/kw-mo.	Base Energy Rate + Power Cost Adjustment
January 1, 2024 through December 31, 2026	125 MW	$11/kw-mo.	Base Energy Rate + Power Cost Adjustment
From and after January 1, 2027	0 MW	Base Demand Rate as stated in Rate Schedule A	Base Energy Rate as stated in Rate Schedule A
Demand Billing for each month for the Incentive Load shall be determined at the time of the Incentive Load's monthly 30 Minute non-coincident peak for the month. Energy Billing for the Incentive Load shall be determined on a daily basis.

If Basin Electric experiences a rate reduction as a result of its use of deferred revenue, then the Base Energy Rate applied to the Incentive Load will be adjusted (increased) to exclude the deferred revenue from the Base Energy Rate calculation.
iv)Restrictions.
From the Effective Date through December 31, 2026, Upper Missouri shall only pass through to its member, for pass through to the Incentive Load, the following costs without markup: a) debt service costs resulting from the addition of new facilities required to serve the Incentive Load; b) third-party wheeling, incremental dues, and assessments; and c) taxes incurred as a result of serving the Incentive Load.
From the Effective Date through December 31, 2026, Upper Missouri shall pass through to its member, for pass through to the Incentive Load, the power supply costs (i.e., Demand Billing and Energy Billing) under this Section 11, and the total markup that Upper Missouri and/or its member adds to the power supply costs under this Section 11 shall not exceed $2 per MWh. This markup shall cover items such as operations and maintenance, customer accounting, administrative, general, and debt service of Upper Missouri's and/or its member's existing system.
v)Metering Requirements.
Upper Missouri shall be responsible for installation, maintenance, and associated costs for metering the Incentive Load under this Section 11. The meter shall be electronically read by Upper Missouri and Basin Electric.
The Incentive Load meter readings shall be subtracted (if applicable) in order to exclude billing quantities from the Basin Electric's Base Demand and Energy rate billing under the WPC, without adjustment for any distribution system losses.
A thirty-minute time registration demand meter is required for the Incentive Load and must be approved by Basin Electric prior to installation. All meters shall be tested and calibrated as required by the WPC. All meter test reports shall be provided to Basin Electric. Continuous real-time usage data telemetry for the Incentive Load shall be provided to Basin Electric unless otherwise approved by Basin Electric.
Upper Missouri is responsible to provide Basin Electric with demand data for every 30-minute period of the billing month and total billing month energy usage for the Incentive Load. Failure to provide such data shall result in Upper Missouri being billed at Basin Electric's Base Demand Charge and Base Energy Charge, except for those situations where the data is not available due to equipment failure.
In the event of a metering equipment malfunction, Basin Electric shall be the sole determinant of the amounts of power and energy delivered by Basin Electric.
vi)Patronage/ Bill Credits. Power sales under this Section 11 shall be excluded from Basin Electric's margin allocation and bill credits.
vii)Disputes. Any and all disputes, conflicts or questions relating to this Section 11 first shall be referred to the General Managers of the Parties for resolution. If a mutually acceptable resolution is not reached within sixty (60) days after the General Managers meet, the Parties may seek any legal remedy otherwise available to them.
2.Applicable Law
The Parties agree that this Amendment shall be construed and applied in accordance with the Federal Power Act and the laws of the State of North Dakota (applied without reference to the North Dakota conflict of laws statutes) and that North Dakota law governs any dispute between the Parties.
3.Ratification
Except as amended by this Amendment, the WPC shall remain unmodified and in full force and effect.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered on their respective behalves by duly authorized representatives on the dates shown below.

Basin Electric Power Cooperative
By:	/s/ Todd Telesz
Name:	Todd Telesz
Title:	CEO & GM
Dated:	March 24, 2022

Upper Missouri Power Cooperative
By:	/s/ Jeremy Mahowald
Name:	Jeremy Mahowald
Title:	General Manager
Dated:	March 24, 2022